UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2012
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 9, 2012 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected eight directors to serve for one-year terms and ratified the Company’s appointment of Brown, Edwards & Company, LLP as the Company’s independent auditors for 2012.  The voting results for each proposal are as follows:

    1.    To elect eight directors to serve for terms of one year each expiring at the 2013 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
William E. Chaffin	2,691,379	113,252	435,165
E. Craig Kendrick	2,703,595	101,036	435,165
Clydes B. Kiser	2,691,529	113,102	435,165
J. Carter Lambert	2,688,115	116,516	435,165
James D. Moore, Jr.	2,689,277	115,354	435,165
James D. Morefield	2,698,007	106,624	435,165
Charles P. Olinger	2,703,595	101,036	435,165
H. Ramsey White, Jr.	2,691,529	113,102	435,165

      2.   To ratify the appointment of Brown, Edwards & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain
2,703,595	0	101,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: May 11, 2012	By:	/s/Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer